Exhibit 23.2

                          Independent Auditors' Consent

               We consent to incorporation by reference in the registration statement (No. 333-19089) on Form S-8 of e.spire Communications, Inc. and subsidiaries of our report dated February 16, 1999, except for Note 2 which is as of February 26, 1999, relating to the consolidated balance sheets of e.spire Communications, Inc. and subsidiaries as of December 31, 1997 and 1998 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended June 30, 1996 , the six months ended December 31, 1996, and the years ended December 31, 1997 and 1998, which report appears in the December 31, 1998 annual report on Form 10-K of e.spire Communications, Inc.


                                                            /s/ KPMG LLP
                                                            ---------------
                                                            KPMG LLP


Washington, DC
February 4, 2000